Limited Power of Attorney - Securities Law Compliance
    The undersigned hereby constitutes and appoints Stephen Dreier, Elizabeth Boland and John Casagrande, the undersigned's true and lawful attorneys-in-fact and agent to complete and execute such Forms 3, 4 and 5 and other forms (collectively, the "Reporting Forms") as such attorney shall in his discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations (collectively, "SEC Law"), as a consequence of the undersigned's ownership, acquisition or disposition of securities of Bright Horizons Family Solutions Inc. (the "Company"), and to do all acts necessary in order to file such forms with the Securities and Exchange Commission (the "SEC"), any securities exchange or national association, the Company and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.
The undersigned acknowledges that:
(1)     this Limited Power of Attorney authorizes, but does not require, the attorney-in-fact to act in his discretion on information provided to such attorney-in-fact without independent verification of such information;
(2)    any Reporting Forms prepared and/or executed by the attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his discretion, deems necessary or desirable;
(3)     neither the Company nor the attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of SEC Law, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act;
(4    this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under SEC Law, including without limitation the reporting requirements under Section 16 of the Exchange Act; and
(5)    in order to execute any Reporting Forms, it is the undersigned's responsibility to notify the attorney-in-fact in a timely manner of any transaction regarding the undersigned's ownership, acquisition or disposition of Bright Horizons Family Solutions Inc. securities (SEC requires Reporting Forms to be filed within two business days of the transaction).
In such instances where the undersigned has executed any of the Reporting Forms on his or her own behalf, the undersigned hereby consents to the filing of copies of such Reporting Forms that reflect a conformed signature. The undersigned will maintain fully executed copies of any Reporting Forms so filed, in his or her own records.

This Limited Power of Attorney is executed at  Nashville   ,    Tennessee      (city/state)  as of the date set forth below.

Signed   /s/ E. Townes Duncan                  Dated:           01/17/14
        E. Townes Duncan